UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) October 27, 2008
Delphi Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14787	38-3430473

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

5725 Delphi Drive, Troy, MI	48098

(Address of Principal Executive Offices)	(Zip Code)
(248) 813-2000
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
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ITEM 7.01	REGULATION FD DISCLOSURE
Delphi Corporation (“Delphi” or the “Company”) is seeking to amend and extend until the earlier of June 30, 2009 or the date of the substantial consummation of a reorganization plan that is confirmed pursuant to an order of the Court (as defined below), its existing debtor-in-possession credit facility. Delphi will meet today with investors and discuss its plan to extend approximately $4.35 billion in total financing, including a $1.1 billion first priority revolving credit facility (“Tranche A” or the “Revolving Facility”), a $500 million first priority term loan (“Tranche B” or the “First Priority DIP Term Loan” and, together with the Revolving Facility, the “First Priority Facilities”), and an approximate $2.75 billion second priority term loan (“Tranche C” or the “Second Priority DIP Term Loan”), collectively the (“Amended and Restated DIP Credit Facility”). Later today Delphi will provide supplemental financial information which has been prepared for the purposes of seeking the extension and amendment of its existing debtor-in-possession credit facility containing unaudited collateral coverage and borrowing base calculations for debtor entities as of June 30, 2008 and projected revenues, EBITDAR information and debt and liquidity levels through June 30, 2009, each as measured under the terms and covenants to be contained in the Amended and Restated DIP Credit Facility. The projected revenue, EBITDAR, debt levels and liquidity information, as modified for the purposes of developing a model which will be used in connection with amending and extending Delphi’s existing debtor-in-possession credit facility, differ from the Company’s previously disclosed projections in its Disclosure Statement, a copy of which was furnished to the United States (“U.S.”) Securities and Exchange Commission (“SEC”) on the Company’s previous Current Reports on Form 8-K dated September 6, 2007 and October 30, 2007, and which projections were subsequently amended and filed as part of Delphi’s filing of proposed modifications to its previously confirmed plan of reorganization with the U.S. Bankruptcy Court for the Southern District of New York (the “Court) on October 3, 2008 and are available at www.delphidocket.com, are posted on the investor portion of Delphi’s website at www.delphi.com, and were referenced in the Company’s press release issued on October 3, 2008 which was filed with the SEC on a Current Report on Form 8-K dated October 8, 2008 (the “Prior Projections”). Specifically the Prior Projections have been adjusted, for the purpose of developing a model for the proposed extension of the Amended and Restated DIP Facility, to reflect: (i) Delphi’s delayed emergence from chapter 11, including the retiming of divestiture transactions, the removal of changes in working capital terms anticipated at emergence and the reversal of adjustments related to fresh start accounting and certain recapitalization transactions which were to take place upon emergence; (ii) a more conservative volume assumption of a 10% reduction in projected global vehicle production volumes from prior projections, and revised prices per pound of copper, aluminum (primary), aluminum (secondary), and steel and per barrel of crude oil of $2.27, $0.98, $0.82, $0.88 and $78.00, respectively; (iii) a retiming of capital expenditures resulting in projected expenditures of $329 million in the second half of 2008 and $338 million in the first half of 2009, (iv) an extension of the term of Delphi’s Advance Agreement with GM, which provides for $300 million in available liquidity, and (v) the acceleration by GM of payables to Delphi which is expected to result in an additional $100 million of liquidity to Delphi in each of April, May and June of 2009. (The Prior Projections, as modified for the purposes of seeking an extension of the Amended and Restated DIP Facility, are referred to as the “DIP Extension Projections.”) For more information regarding Delphi’s current Advance Agreement with GM, as amended, see Delphi’s Current Report on Form 8-K filed with the SEC on September 29, 2008. While Delphi believes there is substantial agreement with GM to extend the term of its Advance Agreement and accelerate payment of payables to Delphi, any amendment to the Advance Agreement or agreement to advance payables is conditioned on Delphi obtaining extension of its Amended and Restated DIP Credit Facility through June 30, 2009. In addition, any amendment to the Advance Agreement is subject to Court approval. There can be no assurances that such amendment will actually become effective or that GM will agree to accelerate payment of payables.
Incorporating the revised assumptions to the Prior Projections results in a decrease in projected 2008 revenue from $22,203 million in the amended Disclosure Statement to $21,642 million in the DIP Extension Projections, due principally to projected volume declines. The first half 2009 revenue on a basis consistent with the Prior Projections increases from $9,625 million to $9,789 million principally due to the retiming of divestitures offset by projected volume reductions. The 2008 projected EBITDAR increases from $526 million in the Disclosure Statement to $745 million in the DIP Extension Projections. The increase is primarily due to a difference in definition of EBITDAR between the Disclosure Statement and the Amended and Restated DIP Credit Facility principally related to the treatment of effectiveness of Delphi’s amended Master Restructuring Agreement with GM resulting in an increase of $373 million, adjustments for non-emergence of $32 million primarily driven by a decrease in incentive compensation expense, material cost reductions of $17 million, and performance and other related improvements of $47 million, partially offset by the impact of volume reductions of $249 million. The first half 2009 projected EBITDAR decreases from $904 million on a basis consistent with the Prior Projections to $699 million in the DIP Extension Projections. The decrease is primarily due to volume reductions resulting in a $337 million decrease, a difference in the definition of EBITDAR between the Disclosure Statement and the Amended and Restated DIP Credit Facility resulting in an increase of $2 million, and adjustments for non-emergence of $4 million primarily driven by an increase in pension expense, partially offset by a decrease in material costs of $113 million and performance and other related improvements of $21 million. Additionally, the historical and projected EBITDAR information should not be considered as an alternative to operating income, as a substitute for items in Delphi’s consolidated statement of operations presented in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”), or as an indicator of Delphi’s operating performance. All the information should be viewed in conjunction with Delphi’s management discussion and analysis, and the financial statements and related footnotes including the summary of accounting policies contained in its

2007 Annual Report on Form 10-K for the year ended December 31, 2007 as filed with the SEC on February 19, 2008. The selected debt levels presented should not be considered in isolation or as a substitute for debt levels presented in accordance with U.S. GAAP. An exhibit containing the projected revenues, EBITDAR information, selected debt levels and a reconciliation to the nearest comparable U.S. GAAP measurements, where applicable, that will be provided to potential lenders is attached as Exhibit 99(a) hereto. For additional information regarding Delphi’s existing debtor-in possession credit facility and the related approvals granted by the Court under chapter 11 of the U.S. Bankruptcy Code, see Delphi’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2008 and June 30, 2008. Additional information regarding Delphi’s filing under the U.S. Bankruptcy Code, including access to Court documents and other general information about the chapter 11 cases, is available online at www.delphidocket.com.
FORWARD-LOOKING STATEMENTS
This Current Report on Form 8-K, including the exhibits being furnished as part of this report, as well as other statements made by Delphi may contain forward-looking statements that reflect, when made, the Company’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Company to continue as a going concern; the ability of the Company to operate pursuant to the terms of the debtor-in-possession financing facility and its advance agreement with GM, to obtain an extension of term or other amendments as necessary to maintain access to such facility and advance agreement; the Company’s ability to obtain Court approval with respect to motions in the chapter 11 cases prosecuted by it from time to time; the ability of the Company to achieve all of the conditions to the effectiveness of those portions of the Amended and Restated Global Settlement Agreement and Amended and Restated Master Restructuring Agreement with GM which are contingent on Delphi’s emergence from chapter 11; the ability of the Company to obtain Court approval to modify its amended plan of reorganization which was confirmed by the Court on January 25, 2008 as set forth in its filing on October 3, 2008 and to confirm such modified plan or any subsequent modifications to the confirmed plan or any other subsequently confirmed plan of reorganization and to consummate such plan; risks associated with third parties seeking and obtaining Court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a chapter 11 trustee or to convert the cases to chapter 7 cases; the ability of the Company to obtain and maintain normal terms with vendors and service providers; the Company’s ability to maintain contracts that are critical to its operations; the potential adverse impact of the chapter 11 cases on the Company’s liquidity or results of operations; the ability of the Company to fund and execute its business plan as described in the proposed modifications to its plan of reorganization as filed with the Court and to do so in a timely manner; the ability of the Company to attract, motivate and/or retain key executives and associates; the ability of the Company to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees or those of its principal customers and the ability of the Company to attract and retain customers. Additional factors that could affect future results are identified in the Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC, including the risk factors in Part I. Item 1A. Risk Factors, contained therein, and the Company’s quarterly periodic reports for the subsequent periods, including the risk factors in Part II. Item 1A. Risk Factors, contained therein, filed with the SEC. Delphi disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise. Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company’s various prepetition liabilities, common stock and/or other equity securities.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits. The following exhibit is being furnished as part of this report.

Exhibit
Number	Description
99 (a)	Supplemental Financial Information

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI CORPORATION (Registrant)
Date: October 27, 2008
By: /s/ JOHN D. SHEEHAN
John D. Sheehan,
Vice President and Chief Financial Officer